                                                                     EXHIBIT 4.2


                              FORM OF DOMESTIC NOTE

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW
YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                                                                      Registered
                                                                        $

                                                                 See Reverse For
                                                             Certain Definitions

                                 [Form of Note]


Registered

No.                            RYDER SYSTEM, INC.
                                  % NOTE DUE                               CUSIP


         RYDER SYSTEM, INC., a corporation organized and existing under the laws of the State of Florida (herein called the "Corporation", which term shall include any successor corporation to the extent provided in the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede &
Co., or registered assigns, the principal sum         of         DOLLARS on
   , and to pay interest on said principal sum, semi-annually on         and
     of each year, commencing        , at the rate of     % per annum from
        or         as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Note, or unless no interest has been paid or duly provided for
on the Notes, in which case from         , until the principal hereof becomes
due and payable, and or any overdue principal and (to the extent that the payment of such interest shall be legally enforceable) on any overdue
installment of interest at the rate of     % per annum. Notwithstanding the
foregoing, when there is no existing default in the payment of interest on the
Notes, if the date hereof is after the         or         , as the case may be,
next preceding such         or         and before the next succeeding         or
        this Note shall bear interest from the next succeeding         or
; provided, however that if the Corporation shall default in the payment of
interest due on such         or         then this Note shall bear interest from
the next preceding        or         to which interest has been paid or duly
provided for, or if no interest has been paid or duly provided for on the Notes,
from         . The interest so payable, and punctually paid or duly provided
for, on any         or         will be paid to the person in whose name this
Note is registered on the close of business on the        or        next
preceding such         or         . The principal of and interest on this Note
are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the office or agency of the Corporation in the Borough of Manhattan, The City of New York, New York; provided, however, that payment of interest may be made at the option of the Corporation by check mailed to the address of the person entitled thereto as such address shall appeal in the Note Register. Any interest not punctually paid or duly provided for shall be payable as provided in the Indenture.

         Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place.

         This Note shall not be valid or obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee.

         IN WITNESS WHEREOF, Ryder System, Inc. has caused this instrument to be signed in its name by its President, Vice President or Treasurer and by its Secretary or an Assistant Secretary, or by facsimiles of any of their signatures to be hereto affixed.

                                       RYDER SYSTEM, INC.


                                       By:
                                           -------------------------------------
Dated:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Debt Securities of the Series designated herein referred to in the within-mentioned Indenture.

J.P. MORGAN TRUST COMPANY,
NATIONAL ASSOCIATION,
as Trustee





By:
    -----------------------------------------
         Authorized Officer


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                                                                               4

                               [Form of Reverse]
                               RYDER SYSTEM, INC.
                                   % NOTE DUE



         This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Corporation (the "Debt Securities") of the Series hereinafter specified, all issued or to be issued under and pursuant
to an indenture dated as of         , 2003, between the Corporation and J.P.
Morgan Trust Company, National Association, as Trustee (the "Trustee"), to which indenture and all indentures supplemental hereto (the "Indenture") reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Trustee, the Corporation and the Holders of the Debt Securities. The Debt Securities may be issued in one or more Series, which different Series may be issued in various aggregate principal amounts, may be issued in various currencies, including composite currencies, may mature at different times, may bear interest (if any) at different rates, may be issued in registered or bearer form, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. This Note is one of a Series designated as the % Notes Due , of the Corporation (hereinafter called the "Notes"), limited in aggregate principal amount to $ ________.

         In case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exception as therein provided, the amendment thereof and of the Debt Securities of any Series at any time by the Corporation with the consent of the Holders of at least a majority in aggregate Principal amount of the Debt Securities affected by such amendment. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Debt Securities of any Series, on behalf of the Holders of all Debt Securities of such Series, to waive compliance by the Corporation with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

         The Notes are issued in registered form without coupons in denominations of $_____ principal amount and any multiple of $_____ principal amount. Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge.

         The Notes may be redeemed at the option of the Corporation as a whole, or from time to time in part, upon mailing a notice of such redemption not less than 30 days prior to the date fixed for redemption to the Holders of Notes at their last registered addresses, all as further provided in the Indenture, on or
after          at the following redemption prices (expressed as percentages of
principal amount) and on or after         at 100% of the principal amount
hereof together in each case with accrued interest to the date fixed for redemption:

    If Redeemed during the                                     Percentage of
     12 months beginning                                      Principal Amount
     -------------------                                      ----------------
                                                                     %
                                                                     %
                                                                     %
                                                                     %
                                                                     %
                                                                     %
                                                                     %

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                                                                               5


         The Notes are also subject to redemption, through the operation of the
sinking fund as herein provided on         and on each         thereafter to and
including         on notice as set forth above and at 100% of the principal
amount thereof (the "sinking fund redemption price"), together with accrued interest to the date fixed for redemption.

         As and for a sinking fund for the retirement of the Notes and so long as any of the Bonds remain outstanding and unpaid, the Corporation will pay to
the Trustee in cash, on or         before         and on or before         in
each year thereafter to and including         (each such date being hereinafter
called a "sinking fund date") an amount sufficient to redeem $ principal amount of the Notes (or such lesser amount equal to the principal amount then outstanding) at the sinking fund redemption price.

         The Corporation may increase its sinking fund payment in any year by an
additional amount up to    % of the mandatory sinking fund payment for that year
and no such optional sinking fund payment shall operate to reduce the amount of any mandatory sinking fund payment.

         The Corporation may, at its option, credit against any sinking fund payment on any sinking fund date, the principal amount of Notes acquired through purchase or otherwise and surrendered to the Trustee for cancellation and Notes redeemed otherwise than through the operation of the sinking fund upon delivery to the Trustee of an Officers' Certificate at least 60 days before such sinking fund date, specifying the principal amount of Notes so to be credited together with the Notes so to be credited if not theretofore surrendered to the Trustee for cancellation.

         This Note is a global security. Accordingly, unless and until it is exchanged in whole or in part for individual certificates evidencing the Notes represented hereby, this Note may not be transferred except as a whole by The Depository Trust Company (the "Depository") to a nominee of such Depository or by a nominee of such Depository or by the Depository or any nominee to a successor Depository or any nominee of such successor or such nominee. Ownership of beneficial interests in this Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depository or its nominee (with respect to interest of participants) and the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in this Note. Except as provided below, owners of beneficial interests in this Note will not be entitled to have any individual certificates and will not be considered the owners or Holders thereof under the Indenture.

         Neither the Company, any Paying Agent or any Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in this Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         If the Depository is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Company within 90 days, the Company will issue individual certificates evidencing the Notes represented hereby in definitive form in exchange for this Note. In addition, the Company may at any time and in its sole discretion determine not to have any Notes represented by one or more global securities and, in such event, will issue individual certificates evidencing Notes in definitive form in exchange for this Note.

         Upon due presentment for registration of transfer of this Note at the office or agency of the Corporation in the Borough of Manhattan, City of New York, New York, a new Note or Notes of authorized denominations of an equal aggregate principal amount will be issued to the transferee in exchange therefore, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

         The Corporation, the Trustee, any Paying Agent and any Registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and not withstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, and for all other purposes, and neither the Corporation nor the Trustee nor any Paying Agent nor any Registrar shall be affected by any notice to the contrary.

         No recourse for the payment of the principal of or interest on this Note, for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation or agreement of the corporation in the Indenture or in any Note shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Corporation, either directly or through the Corporation or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance thereof and as part of the consideration for the issue hereof, expressly waived and released.

         Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

         This Note shall be governed by and construed in accordance with the laws of the State of New York.

         The following abbreviations, when used in the inscription on the face of this note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -- as tenants in common             UNIF GIFT MIN ACT--
                                                      ________Custodian________
TEN ENT  -- as tenants by the entireties               (CUST)           (MINOR)

JT TEN   -- as joint tenants with                  under Uniform Gifts to Minors
right of survivorship and not as tenants in common
                                                         Act ________________
                                                                 (State)

     Additional abbreviations may also be used though not in the above list.

      FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE


--------------------------------------------------------------------------------
            (please print or typewrite name and address or assignee)


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
the within Note of Ryder System, Inc. and does hereby irrevocably constitute and appoint
                                                                        Attorney
-----------------------------------------------------------------------
to transfer said Note on the books of said Corporation, with full power of substitution in the premises.


Dated
      ----------------------------


                  -----------------------------------------------

                  NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change what-ever, and be guaranteed by the endorser's bank or broker.